Exhibit 10.4

VISTAPRINT N.V.

2011 INDUCEMENT SHARE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Vistaprint N.V. 2011 Inducement Share Plan (the “Plan”). The purpose of the Plan is to enable Vistaprint N.V., a public limited company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), and its Subsidiaries to grant equity awards to induce highly-qualified prospective officers and employees who are not currently employed by the Company and its Subsidiaries to accept employment and to provide them with a proprietary interest in the Company. The Company intends that the Plan be reserved for persons to whom the Company may issue securities without shareholder approval as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market, Inc.

The following terms are defined as set forth below:

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee that comprises no fewer than two directors who are independent and not employees of the Company or any Subsidiary.

“Award” or “Awards” means a restricted share award made under the Plan entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Company’s Management Board and/or Supervisory Board, as may be permitted by applicable law in any particular instance.

“Change in Control Event” means (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership of any capital shares or equity of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) 50 percent or more of either (x) the then-outstanding Shares (the “Outstanding Company Ordinary Shares”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions do not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Shares or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) that complies with clauses (x) and (y) of subsection (ii) of this definition; or (ii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the then-outstanding ordinary shares and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which includes, without limitation, a corporation that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding ordinary shares of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

“Reorganization Event” means (i) any merger or consolidation of the Company with or into another entity as a result of which the Shares are converted into or exchanged for the right to receive cash, securities or other property; or (ii) any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction.

“Shares” means the Company’s ordinary shares, par value €0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Administrator shall administer the Plan.

(b) Powers of Administrator. The Administrator has the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority: (i) to select the individuals to whom Awards may from time to time be granted; (ii) to determine the time or times of grant, and the extent, of Awards, granted to any one or more grantees; (iii) to determine the number of Shares to be covered by any Award; (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements; (v) to accelerate at any time the vesting of all or any portion of any Award; (vi) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it deems advisable; (vii) to interpret the terms and provisions of the Plan and any Award (including related written instruments); (viii) to make all determinations it deems advisable for the administration of the Plan; (ix) to decide all disputes arising in connection with the Plan; and (x) to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator are binding on all persons, including the Company and Plan grantees.

(c) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable if employment or service terminates.

(d) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, is liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) are entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage that may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.	SHARES ISSUABLE UNDER THE PLAN; CHANGES IN SHARES; REORGANIZATION AND CHANGE IN CONTROL EVENTS

(a) Shares Issuable. The maximum number of Shares reserved and available for issuance under the Plan is the number of Shares underlying Awards that are granted to eligible grantees pursuant to the terms of the Agreement and Plan of Merger expected to be entered into on or about December 16, 2011, among the Company, Vistaprint USA, Incorporated, Woodbridge Acquisition Corporation, Webs, Inc. and Shareholder Representative Services LLC, subject to adjustment as provided in this Section 3. For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled or otherwise terminated are not added back to the Shares available for issuance under the Plan. If the Company repurchases Shares on the open market, such Shares are not added to the Shares available for issuance under the Plan. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

(b) Changes in Shares. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan and (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator is final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Reorganization and Change in Control Events. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Agreement:

(i) Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the risk of forfeiture, the repurchase and other rights of the Company under each outstanding Award inure to the benefit of the Company’s successor and apply to the cash, securities or other property into which Shares were converted or exchanged pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Shares subject to such Award.

(ii) Change in Control Event. In the case of and subject to the consummation of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), the parties thereto shall cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares, as such parties agree.

SECTION 4.	ELIGIBILITY

Grantees under the Plan will only be such full- or part-time officers and other employees (including prospective employees) to whom the Company may issue securities without shareholder approval in accordance with Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market, Inc. as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	RESTRICTED SHARE AWARDS

(a) Nature of Awards. The Administrator shall determine the restrictions and conditions applicable to each Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and/or other objectives. The Administrator shall determine the terms and conditions of each such Award Agreement, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Shareholder. Upon the grant of the Award and payment of any applicable purchase price, a grantee has the rights of a shareholder with respect to the voting of the unvested Shares subject to the Award (the “Restricted Shares”), subject to such conditions contained in the Award Agreement.

SECTION 6.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Nothing in this Section 6 limits the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 7.	GENERAL PROVISIONS

(a) Delivery of Shares. Uncertificated Shares are deemed delivered for all purposes when the Company or a transfer agent of the Company has given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). The Company may impose restrictions applicable to the Shares with the Company’s transfer agent. In addition to the terms and conditions provided herein, the Company may require that an individual make such reasonable covenants, agreements, and representations as the Company, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements.

(b) Shareholder Rights. Until Shares are deemed delivered in accordance with Section 7(a), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to Shares to be issued in connection with an Award, notwithstanding any other action by the grantee with respect to an Award.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan prevents the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Awards are subject to the Company’s insider trading policies and procedures.

SECTION 8.	EFFECTIVE DATE OF PLAN

This Plan becomes effective upon approval by the Administrator. No Awards may be made hereunder after the tenth anniversary of such date.

SECTION 9.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder are be governed by, and construed in accordance with, the laws of the Netherlands, applied without regard to conflict of law principles.

DATE APPROVED BY THE ADMINISTRATOR:	December 15, 2011

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